Exhibit (m)(1)(2)

SCHEDULE A

TO THE DISTRIBUTION PLAN

AS OF APRIL 23, 2001

ProFund VP Asia 30

ProFund VP Banks

ProFund VP Basic Materials

ProFund VP Bear

ProFund VP Biotechnology

ProFund VP Bull

ProFund VP Consumer Goods

ProFund VP Consumer Services

ProFund VP Dow 30

ProFund VP Emerging Markets

ProFund VP Europe 30

ProFund VP Falling U.S. Dollar

ProFund VP Financials

ProFund VP Government Money Market

ProFund VP Health Care

ProFund VP Industrials

ProFund VP International

ProFund VP Internet

ProFund VP Japan

ProFund VP Large-Cap Growth

ProFund VP Large-Cap Value

ProFund VP Mid-Cap

ProFund VP Mid-Cap Growth

ProFund VP Mid-Cap Value

ProFund VP Oil & Gas

ProFund VP NASDAQ-100

ProFund VP Pharmaceuticals

ProFund VP Precious Metals

ProFund VP Real Estate

ProFund VP Rising Rates Opportunity

ProFund VP Semiconductor

ProFund VP Short Dow 30

ProFund VP Short Emerging Markets

ProFund VP Short Mid-Cap

ProFund VP Short International

ProFund VP Short NASDAQ-100

ProFund VP Short Small-Cap

ProFund VP Small-Cap

ProFund VP Small-Cap Growth

ProFund VP Small-Cap Value

ProFund VP Technology

ProFund VP Telecommunications

ProFund VP U.S. Government Plus

ProFund VP UltraBull

ProFund VP UltraMid-Cap

ProFund VP Ultra NASDAQ-100

ProFund VP UltraShort Dow 30

ProFund VP UltraShort NASDAQ-100

ProFund VP UltraSmall-Cap

ProFund VP Utilities

ProFund Access VP High Yield